1 Apyx Medical Corporation Receives FDA 510(k) Clearance for the Use of Renuvion® to Improve Appearance of Lax (Loose) Skin CLEARWATER, FL — July 18, 2022 - Apyx Medical Corporation (NASDAQ:APYX) (the “Company”), the manufacturer of a proprietary helium plasma and radiofrequency technology marketed and sold as Renuvion®, today announced it has received 510(k) clearance from the U.S. Food and Drug Administration (“FDA”) for the use of the Renuvion APR Handpiece for certain skin contraction procedures. Specifically, the Renuvion APR Handpieces are now indicated for use in subcutaneous dermatological and aesthetic procedures to improve the appearance of lax (loose) skin in the neck and submental region. “Apyx Medical is proud to announce the receipt of this FDA 510(k) clearance, as now Renuvion is the only device that is FDA-cleared for improving the appearance of loose skin on the neck and chin.” said Charlie Goodwin, President and Chief Executive Officer. “This represents a watershed moment for our Company on our journey to revolutionize the cosmetic surgery market by bringing transformative solutions to our customers. We can now market and sell Renuvion to surgeons and patients for use in the approximately 200,000 neck contouring procedures performed in the U.S. annually. Our clinical and regulatory teams have worked diligently over multiple years to make this achievement possible, and I would like to thank them for positioning us to achieve this clearance. As a reminder, our 510(k) submission for this indication was supported by safety and efficacy data from a U.S. IDE clinical study focused on the use of Renuvion in these procedures, and we announced the results of this study in a press release on July 8th.” Mr. Goodwin continued: “We are excited to receive our first regulatory clearance for contouring procedures, and our second regulatory clearance for a specific clinical indication in less than two months, which further demonstrates our Company’s commitment to bringing evidence-based medicine to this industry. Building on this important achievement, we expect to commence a limited launch of Renuvion for this indication by the end of the third quarter of 2022, with the goal of entering full commercialization by the end of 2022. We are excited to make our Renuvion available to surgeons and patients seeking a new, clinically-proven treatment option to improve the appearance of lax, or loose, skin, and look forward to discussing this new clearance in further detail during our second quarter earnings call on August 11th.” About Apyx Medical Corporation: Apyx Medical Corporation is an advanced energy technology company with a passion for elevating people’s lives through innovative products, including its Helium Plasma Technology products marketed and sold as Renuvion® in the cosmetic surgery market and J-Plasma® in the hospital surgical market. Renuvion® and J-Plasma® offer surgeons a unique ability to provide controlled heat to tissue to achieve their desired results. The Company also leverages its deep expertise and decades of experience in unique waveforms through OEM agreements with other medical device manufacturers. For further information about the Company and its products, please refer to the Apyx Medical Corporation website at www.ApyxMedical.com.

2 Cautionary Statement on Forward-Looking Statements: Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to, any statements regarding the potential impact of the COVID-19 pandemic and the actions by governments, businesses and individuals in response to the situation; projections of net revenue, margins, expenses, net earnings, net earnings per share, or other financial items; projections or assumptions concerning the possible receipt by the Company of any regulatory approvals from any government agency or instrumentality including but not limited to the U.S. Food and Drug Administration, supply chain disruptions, component shortages, manufacturing disruptions or logistics challenges; or macroeconomic or geopolitical matters and the impact of those matters on the Company’s financial performance. Forward-looking statements and information are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause the Company’s actual results to differ materially and that could impact the Company and the statements contained in this release include but are not limited to risks, uncertainties and assumptions relating to the regulatory environment in which the Company is subject to, including the Company’s ability to gain requisite approvals for its products from the U.S. Food and Drug Administration and other governmental and regulatory bodies, both domestically and internationally; the impact of the recent FDA Safety Communication on our business and operations; factors relating to the effects of the COVID-19 pandemic; sudden or extreme volatility in commodity prices and availability, including supply chain disruptions; changes in general economic, business or demographic conditions or trends; changes in and effects of the geopolitical environment; liabilities and costs which the Company may incur from pending or threatened litigations, claims, disputes or investigations; and other risks that are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and the Company’s other filings with the Securities and Exchange Commission. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. Investor Relations Contact: ICR Westwicke on behalf of Apyx Medical Corporation Mike Piccinino, CFA investor.relations@apyxmedical.com